UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2013
Date of Report

META GOLD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54920	98-0680168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle – Suite 400, Henderson, NV	89074-7722
(Address of principal executive offices)	(Zip Code)

702-522-1521
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On November 22, 2013, Lei Sun complete the transfer of 62,999,750 shares of our common stock to our sole officer and director, Thomas Roger Sawyer, in exchange for $30,000. As a result, Mr. Sawyer acquired approximately 60% of our issued and outstanding shares of common stock.

In anticipation of this change of control and in connection with a change in the majority of our board of directors, we filed on November 1, 2013 an Information Statement on Schedule 14f-1 and on November 11, 2013 a current report on Form 8-K describing the new appointment and our new director, and we incorporate those documents herein by reference.

We do not know of any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META GOLD, INC.
Date: November 25, 2013	By: /s/ Thomas Roger Sawyer Name: Thomas Roger Sawyer Title: an Chief Executive Officer